Exhibit 10.1

MDU Resources Group, Inc.
2015 Annual Incentive Award Opportunity Chart

Name	Position	2015 Base Salary ($)	Threshold ($)	Target ($)	Maximum ($)
David L. Goodin	President and Chief Executive Officer of the Company	755,000	188,750	755,000	1,510,000
Doran N. Schwartz	Vice President and Chief Financial Officer of the Company	380,000	61,750	247,000	494,000
J. Kent Wells(1)	Vice Chairman of the Corporation and Chief Executive Officer of E&P segment	600,000	—	—	—
Jeffrey S. Thiede	President and Chief Executive Officer of construction services segment	425,000	85,000	340,000	680,000
Steven L. Bietz(2)	President and Chief Executive Officer of pipeline and energy services segment	395,000	64,188	256,750	513,500
Paul K. Sandness	General Counsel and Secretary of the Company	366,000	54,900	219,600	439,200

(1) Mr. Wells received no award due to his resignation effective February 28, 2015.

(2) Mr. Bietz also has five performance goals relating to the pipeline and energy services segment’s safety results, and each goal that is not met will reduce his annual incentive award payment by 1%.